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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Reynolds and Reynolds Company on Form S-8, of our report dated November 14, 2000 appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

Dayton, Ohio
March 16, 2001

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